UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	June 27, 2017
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York 10118
(Address of principal executive offices, including zip code)

(646) 710-3417
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On June 27, 2017, Shutterstock, Inc. (the “Company”) issued a press release announcing that the Company had entered into a definitive agreement pursuant to which the Company, through its indirect wholly-owned subsidiary, will acquire all of the outstanding shares of FlashStock Technology, Inc., a Toronto-based company that enables the creation of custom visual content through a proprietary software platform, for approximately $50 million, subject to customary adjustments. The acquisition will be funded through existing cash on hand. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1Press release dated June 27, 2017

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: June 27, 2017	By:	/s/ Steven Berns
Steven Berns
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated June 27, 2017

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